Exhibit 99.1

Sow Good Announces Transformative Acquisition of the Nachu Graphite Project,
Positioning the Company as a Critical Minerals and Battery Anode Developer

Irving, Texas, April 21, 2026 - Sow Good Inc. (Nasdaq: SOWG) (“Sow Good” or the “Company”), announces a transformative acquisition that will position the Company as a critical minerals and battery anode developer supplying high-purity natural flake graphite to the global lithium-ion battery supply chain, while continuing to produce the freeze-dried treats for which it is known. The Company has entered into a definitive share purchase agreement (the “Share Purchase Agreement”) with Ryzon Materials Ltd (“Ryzon”) and the sellers named therein (the “Sellers”) to acquire 100% of the issued and outstanding shares (the “Transaction”) of wholly owned Tanzanian subsidiaries of Ryzon (the “Targets”). Following closing, the Company intends to focus on advancing the acquired project toward construction and production, with its current consumer products operations managed as a separate business segment, and management of Sow Good (“Management”) believes the Transaction positions Sow Good as a burgeoning battery metals company with a platform for additional critical mineral acquisitions in the future.

The Targets are the sole holders of the Nachu Graphite Project, a world-class, advanced-stage graphite development asset located in the Ruangwa District, Lindi Region of Southern Tanzania (the “Tanzanian Project” or “Nachu Project”). The Nachu Project is reported to be one of the largest known high-purity natural flake graphite deposits globally, and is reported to benefit from a completed Bankable Feasibility Study (prepared under the JORC Code 2012, and not under S-K 1300), a binding offtake agreement with a U.S. Tier-1 EV and ESS manufacturer, a Special Economic Zone license, and a 15.5-year mine life.*

Unless otherwise stated, all technical and economic data relating to the Nachu Project contained in this press release has been derived from Ryzon’s publicly available disclosures and has not been independently verified by the Company. See “Important Cautionary Note Regarding Mineral Estimates and Technical Disclosure” below.*

About the Tanzanian Project

The Nachu Project is an advanced-stage, open-pit graphite development project that is fully permitted and located approximately 20 km from the town of Ruangwa in the Lindi Region of Southern Tanzania, and approximately 220 km by road from the deep-water port of Mtwara. The project is at the advanced development stage, having completed a bankable feasibility study, secured all principal mining and environmental permits, and obtained a Special Economic Zone license, but has not commenced construction or production to date.*

The 2022 BFS Update prepared by Ausenco Services Pty Ltd and other consultants under the JORC Code 2012 (the “2022 BFS Update”) reports that the Nachu Project hosts a global mineral resource of 174 million tonnes at 5.4% total graphitic carbon (“TGC”) and an ore reserve of 76 million tonnes at 5.2% TGC. The project is designed to process 5 million tonnes per year of run-of-mine ore through a conventional crushing, grinding, and flotation circuit to produce approximately 236,000 tonnes per year of graphite concentrate at 98.5%–99.0% TGC purity — without chemical purification.*

In addition, Ryzon has disclosed that the Nachu Project benefits from a binding offtake agreement with a Tier-1 EV and ESS manufacturer for supply of natural graphite anode materials. The Company has not independently verified the terms or current status of this agreement. If this agreement remains in effect following closing, Management believes it would:

●	provide cornerstone revenue visibility and de-risk the Nachu Project’s commercial viability;

●	position Sow Good as a direct participant in the non-Chinese battery anode supply chain at a time of acute Western government and automaker focus on supply chain security;

●	support project financing discussions by demonstrating contracted demand from a globally recognized counterparty; and

●	provide a foundation from which to pursue additional offtake agreements with other battery manufacturers, cathode/anode producers, and trading houses.

Re-confirming and, if necessary, re-establishing the terms of the existing offtake agreement will be a priority for Management following closing of the Transaction.

The Nachu Project was originally developed by Magnis Energy Technologies Ltd (ASX: MNS), which subsequently changed its name to Magnis Resources Ltd and was later reorganized. The project and its Tanzanian subsidiaries were transferred to Ryzon Materials Ltd as part of an internal restructuring. The Company is aware that Magnis Energy Technologies received certain adverse media coverage during its ASX-listed tenure. The Company’s decision to proceed with the Transaction is based on its evaluation of the underlying asset, the technical work completed to date (subject to verification under S-K 1300), and the commercial arrangements in place, rather than the corporate history of prior holders.*

*	See “Important Cautionary Note Regarding Mineral Estimates and Technical Disclosure” and “Differences Between U.S. and International Standards for Mineral Disclosure” below. These estimates were prepared by Ryzon in accordance with the JORC Code 2012 and have not been prepared in accordance with S-K 1300. The Company has not independently verified these estimates and readers are cautioned not to place undue reliance on them.

Transaction Highlights

●	The Transaction values the Tanzanian Project at an aggregate consideration of AUD$150,000,000 (approximately US$107 million based on the RBA AUD/USD exchange rate as of the date hereof), to be satisfied entirely by the issuance of Sow Good common shares (the “Consideration Shares”), less the amount of Ryzon’s net debt at completion. Based on the 10-Day VWAP and RBA AUD/USD exchange rate as at the date of this announcement, approximately 334,150,145 Consideration Shares (or 22,276,676 Consideration Shares after adjusting for the Company’s announced 15-to-1 reverse stock split) are issuable in aggregate.

●	The Consideration Shares have been determined as of the date of this announcement. The 10-Day VWAP of Sow Good common shares on Nasdaq for the 10 trading days immediately preceding the date of this announcement was US$0.3209, and the RBA AUD/USD exchange rate as of such date was 0.7149, resulting in 334,150,145 Consideration Shares (or 22,276,676 Consideration Shares after adjusting for the Company’s announced 15-to-1 reverse stock split) being issuable in aggregate to the Sellers, the Broker and the Lenders (as defined in the Share Purchase Agreement).

●	33,415,014 Consideration Shares (or 2,227,667 Consideration Shares after adjusting for the Company’s announced 15-to-1 reverse stock split) (the “Escrow Shares”), equal to AUD$15,000,000 will be held back to support the indemnification obligations of the Sellers under the Share Purchase Agreement. The Escrow Shares will be issued pursuant to 222,767 contingent value rights (the “CRVs”), with each CRV providing for a total of 10 Escrow Shares delivered across two indemnification milestones occurring 12 and 18 months after the closing date of the Transaction.

●	The Consideration Shares will be subject to lock-up and dribble-out restrictions on resale pursuant to the terms of a stockholders agreement to be entered into between Sow Good and the Sellers at closing (the “Stockholders Agreement”).

●	The Transaction is subject to customary closing conditions, including:

○	Approval of Sow Good’s stockholders as required under applicable Nasdaq Listing Rules, including Nasdaq Listing Rule 5635;

○	Receipt of regulatory approvals in Tanzania, including approval from the Fair Competition Commission of Tanzania and any required approvals from the Mining Commission of Tanzania and the Tanzania Minerals Audit Agency;

○	No material adverse change having occurred with respect to Ryzon or the Tanzanian Project between signing and closing;

○	Execution and delivery of all closing deliverables, including the Stockholders Agreement, certain subscription agreements, and a registration rights agreement pursuant to which the Company will register the Consideration Shares for resale; and

○	Other customary closing conditions set forth in the Share Purchase Agreement.

There is no assurance that all conditions to closing will be satisfied or waived or that the Transaction will be completed on the terms described herein or at all.

Industry Context: The Critical Role of Natural Graphite in the Battery Supply Chain

Natural graphite is the single largest input material by mass in a lithium-ion battery cell, comprising up to 25%–30% of total cell weight in the form of spherical graphite used in the anode. The anode is the largest component of a lithium-ion battery by mass, and high-purity, large-flake natural graphite is often the preferred feedstock for spherical graphite production due to its superior electrochemical performance, lower cost, and lower carbon footprint relative to synthetic graphite alternatives.

The global graphite supply chain is heavily concentrated in China, which currently controls approximately 70% of global natural flake graphite mine production and more than 95% of global spherical and coated graphite anode processing capacity. This concentration has become a significant concern for Western governments and automakers. The United States Inflation Reduction Act (IRA), its Foreign Entity of Concern (FEOC) provisions, and the European Union Critical Raw Materials Act (EU CRMA) are each designed to incentivize the development of non-Chinese sources of critical battery minerals, including natural graphite. These regulatory frameworks are creating structural demand for graphite sourced and processed outside of Chinese-controlled supply chains.

The Nachu Project is positioned to supply high-purity natural flake graphite concentrate directly into this emerging ex-China supply chain. Management believes that, if the project is successfully developed, Nachu would be among a limited number of non-Chinese sources of battery-grade natural graphite at scale globally.*

Strategic Rationale for the Transaction

The Transaction represents a compelling strategic opportunity for Sow Good to transform into a critical minerals and battery anode company through the acquisition of a well-studied, advanced-stage development asset in Tanzania. Based on Ryzon’s publicly available disclosures (which have not been independently verified by the Company and are not adopted or endorsed by the Company), Management believes the attractive project economics at a leading deposit of a critical mineral with special economic zone benefits, all coupled with the ability to fulfill a portion of the growing Western-aligned graphite and anode materials supply chain, make this acquisition strategically compelling.

Following closing, Sow Good’s primary focus will be advancing the Nachu Project toward an investment decision and construction. The Company intends to pursue project-level financing, including senior secured debt, export credit agency facilities, and strategic partner co-investment, supported by the Nachu Project’s contracted offtake and tax benefits The Company’s existing consumer products operations will continue to be managed as a separate business segment. Management believes that the Nachu acquisition, combined with access to U.S. capital markets, creates a compelling platform for building a leading Western-aligned battery metals company.

Management Commentary

Sam Goldberg, Chief Executive Officer of Sow Good, commented: “Today marks the beginning of Sow Good’s transformation into a critical minerals and battery anode company. The Nachu Project is, in our view, one of the premier undeveloped graphite assets in the world, with a completed Bankable Feasibility Study that reports very attractive NPV and IRR, a reported binding offtake with a Tier-1 EV manufacturer, and a 10-year Special Economic Zone tax exemption, and we are acquiring it for approximately US$107 million in Sow Good shares. While these figures are based on Ryzon’s JORC-compliant studies and have not yet been independently verified under S-K 1300, the implied value differential is significant. The global battery supply chain is at an inflection point: Western governments and automakers are actively seeking non-Chinese sources of battery-grade graphite, and we believe Nachu is uniquely positioned to meet that demand. This is not a diversification — it is a strategic repositioning, and we intend to use our Nasdaq platform to build a leading battery metals company. We look forward to working with Frank Poullas and the Ryzon team to advance Nachu toward construction and first production.”

Frank Poullas, representing Ryzon, added: “Nachu is a technically exceptional asset — 174 million tonnes of mineral resource at 5.4% TGC under the JORC Code 2012, delivering 98.5%–99% purity concentrate through flotation alone, without chemical purification. That combination of scale and purity is extremely rare globally. After more than a decade of development work — completing a Bankable Feasibility Study, securing a binding offtake with a Tier-1 EV manufacturer, obtaining the only Special Economic Zone licence for graphite in Tanzania, and establishing an EPCM pathway — we believe the missing piece was access to deep, liquid capital markets and the credibility that comes with a U.S. listing. A Nasdaq listing opens the door to U.S. and European institutional investors, strategic partnerships with Western automakers, and alignment with the Inflation Reduction Act’s critical mineral sourcing requirements. Ryzon’s shareholders will maintain significant exposure to the project’s upside through their ownership in the combined company, and we are confident this transaction unlocks the full potential of what we have built.”

Important Cautionary Note Regarding Mineral Estimates and Technical Disclosure

This press release contains references to mineral resource and mineral reserve estimates, economic analyses, and other technical information prepared by Ryzon in accordance with the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves (the “JORC Code 2012”). The JORC Code 2012 is an internationally recognized reporting code but differs in certain material respects from the requirements of Subpart 229.1300 of Regulation S-K (“S-K 1300”), the disclosure standard applicable to Sow Good as an SEC registrant.

The mineral resource and mineral reserve estimates, economic metrics (including NPV, IRR, and capital and operating cost estimates), production profiles, and other technical data referenced in this press release have been derived from the 2022 BFS Update and other publicly available disclosures prepared by Ryzon. These estimates constitute historical estimates within the meaning of S-K 1300 and have not been verified by a qualified person (as defined under S-K 1300) retained by Sow Good. Accordingly, these estimates should not be relied upon as if they had been prepared in compliance with S-K 1300.

Key differences between the JORC Code 2012 and S-K 1300 include, but are not limited to: (i) different definitions and classification criteria for mineral resources and mineral reserves; (ii) different requirements for the preparation and content of technical report summaries; (iii) different commodity pricing methodologies for economic analyses; (iv) the JORC Code 2012 permits the inclusion of inferred mineral resources in economic analyses under certain conditions, whereas S-K 1300 requires additional cautionary language and sensitivity analysis excluding inferred resources; and (v) S-K 1300 requires that all technical disclosure be based on and accurately reflect information prepared by a qualified person.

Readers are cautioned that: (a) mineral resources are not mineral reserves and do not have demonstrated economic viability; (b) there is no certainty that all or any part of the mineral resources will be converted to mineral reserves; (c) the economic analysis contained in the 2022 BFS Update may include inferred mineral resources that are too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves; and (d) the estimates and economic metrics presented herein may differ materially from the estimates that will be required to be included in Sow Good’s SEC filings following closing of the Transaction.

Following closing, Sow Good intends to commission a technical report summary for the Nachu Project in compliance with S-K 1300, to be prepared by an independent qualified person, and to file such report with the SEC as required. Until such time, investors should not place undue reliance on the historical estimates and technical information referenced herein.

For the avoidance of doubt, the Company does not adopt, endorse, or make any representation or warranty as to the accuracy, completeness, or reliability of any mineral resource or mineral reserve estimate, economic analysis, production profile, offtake arrangement, or other technical or commercial information prepared or reported by Ryzon or its consultants. All such information referenced in this press release has been derived from publicly available disclosures by Ryzon and is provided solely for the purpose of giving investors context regarding the Transaction and the asset being acquired. Investors should not place undue reliance on Ryzon’s historical estimates or other technical data in making investment decisions regarding Sow Good’s securities.

U.S. Securities Law

The Consideration Shares to be issued pursuant to the Transaction have not been under the United States Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The shares issuable pursuant to the Transaction are anticipated to be issued in reliance upon available exemptions from the registration requirements of the Securities Act, including Regulation S and/or Section 4(a)(2) thereunder, or other applicable exemptions. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of Sow Good.

In connection with the Transaction, Sow Good intends to file with the U.S. Securities and Exchange Commission (the “SEC”) an Information Statement pursuant to Section 14(c) of the Exchange Act of 1934 (the “Information Statement”), in preliminary and definitive form, and other required documents regarding the Transaction with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE INFORMATION STATEMENT, AS MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY SOW GOOD WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SOW GOOD, RYZON, THE TRANSACTION, AND THE RELATED RISKS AND RELATED MATTERS.

The Information Statement will be mailed to stockholders of Sow Good. Investors will be able to obtain free copies of the Information Statement, as may be amended from time to time, and other relevant documents filed by Sow Good with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Sow Good, including the Information Statement (when available), will be available free of charge from Sow Good’s website at www.sowginc.com under the “Investors” tab.

Differences Between U.S. and International Standards for Mineral Disclosure

As an SEC registrant, Sow Good is required to report mineral resource and mineral reserve information in compliance with Subpart 229.1300 of Regulation S-K (“S-K 1300”), the SEC’s mining disclosure standard. S-K 1300 establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. The terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in accordance with S-K 1300. Readers are cautioned not to assume that all or any part of mineral deposits in these categories will ever be converted into mineral reserves.

The Tanzanian Project’s existing technical disclosure has been prepared by Ryzon in accordance with the JORC Code 2012, as required for Australian-listed companies. Accordingly, public disclosure related to the Tanzanian Project prepared by Ryzon may differ from the estimates of resources and reserves that will be required to be filed by Sow Good with the SEC following closing of the Transaction. Sow Good intends to update the technical disclosure for the Tanzanian Project to comply with S-K 1300 requirements as promptly as practicable.

About Sow Good Inc.

Sow Good Inc. (NASDAQ: SOWG) is a Nasdaq-listed company operating a consumer packaged goods business focused on freeze-dried candy and snack products. Following the closing of the Transaction, the Company will operate in a separate segment from the consumer packaged good business as a critical minerals developer and battery anode materials company through the acquisition of the Nachu Graphite Project in Tanzania.

About Ryzon Materials Ltd

Ryzon Materials Ltd is an Australian unlisted public company that holds the Nachu Project through its wholly owned Tanzanian subsidiaries, Uranex Tanzania Limited and Magnis Technologies Tanzania Limited. The Tanzanian Project is a significant high-purity, large-flake graphite development project located in the Ruangwa region of Tanzania.

Forward-Looking Statements

This press release contains forward-looking statements. Statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding the offering, expected growth, and future capital expenditures, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Forward-looking statements contained in this press release include, but are not limited to statements about: (a) the expected timing and completion of the Transaction; (b) the anticipated benefits of the Transaction; (c) the expected development of the Tanzanian Project; (d) the anticipated receipt of stockholder and regulatory approvals; (e) the future financial and operational performance of the company following the Transaction; (f) our new management and Board of Directors’ ability to execute our business strategy, maintain effective internal controls, and manage our operations; (g) our ability to provide shareholder value through strategic alternatives, including potential partnerships, acquisitions and corporate transactions; (h) our ability to obtain the benefits of our recent private placement and strategic asset sale; (i) the continued market for freeze-dried candy; (j) our ability to compete successfully in the highly competitive industry in which we operate; (k) our ability to maintain and enhance our brand; (l) our ability to successfully implement our growth strategies related to launching new products and enter new markets; (m) the effectiveness and efficiency of our marketing programs; (n) our ability to manage current operations and to manage future growth effectively; (o) our future operating performance; (p) our ability to attract new customers or retain existing customers; (q) our ability to protect and maintain our intellectual property; (r) the government regulations to which we are subject; (s) our ability to maintain adequate liquidity to meet our financial obligations; (t) failure to obtain sufficient sales and distributions for our freeze dried product offerings; (u) the potential for supply chain disruption and delay; (v) the potential for transportation, labor, and raw material cost increases; (w) our expectations with our new retail wins; (x) our ability to realize the cost savings from our facility consolidations and operational efficiency measures; (y) the ability of the Company to meet Nasdaq’s continued listing standards and Nasdaq’s willingness to grant any extensions to regain compliance or delist the Company; (z) the ability of the Company to successfully commission a technical report summary for the Nachu Project in compliance with S-K 1300 and to integrate and develop the Nachu Project following closing; (aa) the accuracy and reliability of mineral resource and mineral reserve estimates, economic analyses, and other technical information prepared by Ryzon under the JORC Code 2012; (bb) the ability to obtain financing for the development of the Nachu Project; (cc) the ability to maintain the current offtake agreement and to secure additional offtake agreements; (dd) the ability to construct and operate the Nachu Project within the estimated capital and operating cost parameters; (ee) the ability of the Company to successfully reposition as a critical minerals developer and to attract mining industry management, technical personnel, and board members with relevant expertise; (ff) the ability to re-confirm or re-establish existing offtake agreements on acceptable terms following closing; (gg) risks associated with the geopolitical environment in Tanzania, including changes in mining, tax, and investment laws; (hh) risks associated with the use of Chinese EPCM contractors and the potential impact on the project’s status under IRA/FEOC and EU CRMA critical mineral sourcing requirements; and (ii) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2025. All information provided in this release is as of the date hereof and we undertake no duty to update this information except as required by law.

Contact Information

Sow Good Inc.

Sam Goldberg

Chief Executive Officer

sgoldberg@sowgoodinc.com